Exhibit 99.1

CONTACT:

Europe (excl. Germany) – Peter Heath (peter@textwrite.org)

44-1844-350-099

US – Chintan Talati (chintan@vollmerpr.com)

972/488-4790

Germany – Simone Mandel (simone.mandel@otto-freizeit.de)

49-40-27842-611

OTTO FREIZEIT UND TOURISTIK (OFT) AND TRAVELOCITY
STRENGTHEN JOINT VENTURE IN GERMANY

TRAVELOCITY TO ACQUIRE REMAINING STAKE OF
EUROPE JOINT VENTURE IN FIVE COUNTRIES

Munich, Germany (August 23, 2004) – Travelocity Europe, a joint venture of Sabre Holdings Corporation’s (NYSE:TSG) Travelocity® and the Otto Group’s Otto Freizeit und Touristik GmbH (OFT), has announced a restructuring that will further strengthen its businesses throughout Europe.

In a move that positions it for further growth in Europe, Travelocity will acquire the remaining 50 percent of the Travelocity Europe joint venture it does not already own, excluding the operations in Germany, Europe’s largest travel marketplace. Travelocity and OFT will continue their joint venture in Germany and further it by leveraging OFT’s superior strength and travel know-how in Germany along with Travelocity’s industry-leading products.

In the transaction, expected to be completed in the fourth quarter of 2004 subject to regulatory approvals, Travelocity will pay OFT 26.6 million euro (approximately $33 million) for the businesses, which include operations in the UK, France, Norway, Sweden and Denmark. Outside Germany, Travelocity retains the sole right between the partners to any new operations in any countries in Europe.  Sabre Holdings said it expects the transaction to be $0.02 to $0.03 dilutive in the fourth quarter.

This move allows the partners to put additional focus on their respective core competences: Travelocity’s and OFT’s continuing joint venture in Germany will allow OFT to focus its expertise and investment in its home country of Germany, where it has extensive knowledge of the marketplace and runs more than 400 travel outlets.  At the same time, Travelocity will roll out its industry-leading capabilities in both Germany and elsewhere under the leadership of Dirk Hauke, CEO of Travelocity Europe.

During the past two years, Travelocity has developed best-in-class capabilities for its US business – including dynamic packaging, an advanced merchant hotel program and revolutionary site design – and the company can now begin making these available across its European businesses. These capabilities, which helped Travelocity almost triple its US non-air transaction revenue during the period, will be tailored to local needs in Europe, where online travel purchasing is expected to grow more than 40 percent in the next year alone, according to PhoCusWright.

“Through this agreement, we gain tighter operational alignment, which will help us gain additional efficiency across Europe. We plan to grow in Europe by leveraging our industry-leading capabilities across multiple brands in a growing list of countries,” said Michelle Peluso, Travelocity CEO.  “At the same time, we continue to benefit from OFT’s unparalleled travel industry expertise in Europe’s largest travel marketplace.”

Gerd Massheimer, Member of the OFT Executive Board said: “We have opted for concentrating our travel activities on Germany, where we already hold the number one position among those businesses which operate independently of tour operators. The joint venture with our outstanding partner Travelocity in the online sector is an ideal reinforcement of our successful multi-channel strategy and is designed to support our ambitious growth targets in the German travel business.”

Travelocity Europe includes Travelocity.co.uk in the United Kingdom, Resfeber.se and Box Office in Sweden, Rejsefeber.dk and Arte Udland in Denmark, Reisefeber.no and Ticket Service in Norway, and Boomerang in France.  The Travelocity-OFT joint venture in Germany owns and operates Travelchannel.de, Travelocity.de, Travel Overland and Flug.de. All of these companies together have more than two million customers.

Travelocity and OFT have been equal (50/50) partners in Travelocity Europe since they launched their joint venture in December 2001.

About Travelocity

Travelocity’s industry-leading technology and straight-talking, honest information help travelers take more rewarding and affordable trips.  With 44 million registered users and booking nearly $4 billion of travel in 2003, Travelocity® negotiates thousands of low-priced deals with the world’s most reputable travel providers – top airlines, hotels, car rental companies, cruise lines, and other destination attractions and services.  Additionally, Travelocity offers deeply-discounted rates for weekend getaways and dynamic packages through its Last Minute Deals and TotalTripSM shopping engines, and provides customer service support over the phone 24 hours a day.  Based in Southlake, Texas, Travelocity also operates Travelocity BusinessSM for corporate customers, powers international travel Web sites in eight languages, and has been recognized for its consumer advocacy and global leadership in online travel. More information about Travelocity is available at www.travelocity.com. Travelocity is owned by Sabre Holdings Corporation (NYSE: TSG), a world leader in travel commerce. More information about Sabre Holdings is available at www.sabre-holdings.com.

About Otto Freizeit und Touristik GmbH (OFT)

The holding company Otto Freizeit und Touristik GmbH (OFT) includes all tourism-related subsidiaries of the Otto Group. With its combination of retail stores, call center, direct marketing and online presence, OFT is one of the leaders in multi-channel travel distribution. Contrary to the general economic trend in this sector OFT saw a gross turnover increase by 18 percent to EUR 752m in the travel sales in the financial year 2003. In Germany, the company is already market leader among those businesses that operate independently of tour operators.

OFT forms part of the Otto Group, which is operating approx. 123 companies in 19 countries in Europe, America and Asia. In the financial year 2003, more than 55,000 employees achieved a turnover of approx.14.3 bn EUR. Today, Otto-Group is the largest mail order group in the world and the world’s number two in B2C online trade, second only to Amazon. Stationary retail trade constitutes the third pillar of the successful multi-channel distribution concept at Otto. In addition, several companies are active in the wholesale and services sectors. Global corporate activities and a variety of strategic partnerships and joint ventures provide Otto with excellent opportunities to transfer know-how and to use the synergy potential available.

Cautionary Statement

Statements in this release which are not purely historical facts, including statements about future plans, the expected benefits to Travelocity or Sabre Holdings Corporation of the agreement described herein, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Sabre Holdings Corporation on the date this report was submitted. Sabre Holdings Corporation undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to legal and regulatory issues and Sabre Holdings Corporation’s revenues being highly dependent on the travel and transportation industries. Sabre Holdings Corporation may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Sabre Holdings Corporation’s most recent filing on Form 10-Q with the Securities and Exchange Commission.

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